                                                Filed Pursuant to Rule 424(b)(3)
                                                   Registration No. 333-82507-01


                     PRICING SUPPLEMENT, DATED JUNE 14, 2002
                TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 19, 2001
                      TO PROSPECTUS DATED NOVEMBER 19, 2001


                           POPULAR NORTH AMERICA, INC.
                           MEDIUM-TERM NOTES, SERIES E
               DUE FROM NINE MONTHS TO 30 YEARS FROM DATE OF ISSUE
             Unconditionally Guaranteed as to Payment of Principal,
                        Premium, if any, and interest by

                                  POPULAR, INC.

      PRINCIPAL AMOUNT.........................................................     $25,000,000.00

      ORIGINAL ISSUE DATE......................................................     JUNE 17, 2002

      MATURITY DATE............................................................     JUNE 17, 2003

      GLOBAL NOTE..............................................................     YES

      INITIAL INTEREST RATE....................................................     2.50688%

      INTEREST RATE BASIS......................................................     3 MONTH LIBOR

      INDEX MATURITY...........................................................     N/A

      SPREAD...................................................................     +.62%

      INTEREST RATE RESET PERIOD...............................................     TWO BUSINESS DAYS BEFORE THE
                                                                                    INTEREST PAYMENT DATE.
                                                                                    9/16/02, 12/16/02, 3/14/03,
      INTEREST PAYMENT DATES...................................................     AND AT MATURITY, COMMENCING
                                                                                    9/16/02.

THE PROCEEDS FROM THE ISSUANCE OF THE NOTE TO WHICH THIS PRICING SUPPLEMENT RELATES WILL BE USED FOR THE REPAYMENT OF OUTSTANDING BORROWINGS.

                                   BOOK ENTRY
                         FLOATING RATE MEDIUM TERM NOTES
                            TERMS AND CONDITIONS FORM


                                                   ---------------------------------------------------------------------
ISSUER                                             POPULAR NORTH AMERICA, INC.
                                                   ---------------------------------------------------------------------

                                                   ---------------------------------------------------------------------
SERIES                                             E
                                                   ---------------------------------------------------------------------

                                                   ---------------------------------------------------------------------
PRINCIPAL AMOUNT                                   $25,000,000.00
                                                   ---------------------------------------------------------------------

                                                   ---------------------------------------------------------------------
RANK                                               --
                                                   ---------------------------------------------------------------------

                                                   ---------------------------------------------------------------------
NET PROCEEDS TO THE COMPANY                        $25,000,000.00
                                                   ---------------------------------------------------------------------

                                                   ---------------------------------------------------------------------
ORIGINAL ISSUE/SETTLEMENT DATE                     JUNE 17, 2002
                                                   ---------------------------------------------------------------------

                                                   ---------------------------------------------------------------------
MATURITY DATE                                      JUNE 17, 2003
                                                   ---------------------------------------------------------------------

                                                   ---------------------------------------------------------------------
INTEREST RATE                                      2.50688%
                                                   ---------------------------------------------------------------------

                                                   ---------------------------------------------------------------------
INTEREST RATE RESET PERIOD                         TWO BUSINESS DAYS BEFORE THE INTEREST PAYMENT DATE.
                                                   ---------------------------------------------------------------------

                                                   ---------------------------------------------------------------------
INTEREST PAYMENT DATES                             9/16/02, 12/16/02, 3/14/03, AND AT MATURITY, COMMENCING 9/16/02.
                                                   ---------------------------------------------------------------------

                                                   ---------------------------------------------------------------------
OID PROVISIONS (IF ANY)                            BOOK ENTRY
                                                   ---------------------------------------------------------------------

                                                   ---------------------------------------------------------------------
CUSIP NUMBER                                       73318EAG8
                                                   ---------------------------------------------------------------------

                                                   ---------------------------------------------------------------------
REPAYMENT PROVISIONS (IF ANY)                      N/A
                                                   ---------------------------------------------------------------------

                                                   ---------------------------------------------------------------------
AGENT'S NAME                                       N/A
                                                   ---------------------------------------------------------------------

                                                   ---------------------------------------------------------------------
DELIVERY INSTRUCTIONS                              CITIBANK DTC 0908 FOR CUSTODY ACCOUNT 089517
                                                   ---------------------------------------------------------------------



AUTHORIZED BY: /s/ Eric J. Pacheco    AUTHORIZED BY: /s/ Hector Martinez
               -------------------                   --------------------------
               ERIC J. PACHECO                       HECTOR MARTINEZ
               VICE PRESIDENT                        ASSISTANT VICE PRESIDENT

TELEPHONE NUMBER: (787) 753-1400                     DATE: JUNE 14, 2002